Exhibit 4.2

DuPont Fabros Technology, L.P.

as Issuer

the Guarantors party hereto

and

U.S. Bank National Association

as Trustee

First Supplemental Indenture

Dated as of June 9, 2015

to Indenture Dated as of

June 9, 2015

5.625% Senior Notes Due 2023

RECITALS

i

EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Supplemental Indenture

EXHIBIT D	DTC Legend

FIRST SUPPLEMENTAL INDENTURE, dated as of June 9, 2015, among DuPont Fabros Technology, L.P., a Maryland limited partnership, as the Operating Partnership, the Guarantors party hereto, and U.S. Bank National Association, a national banking association, as Trustee, supplementing the Indenture dated as of June 9, 2015, between the Operating Partnership, the Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this “First Supplemental Indenture,” and as it may be further amended or supplemented from time to time, the “Indenture”).

RECITALS

WHEREAS, the Operating Partnership and the Guarantors have heretofore executed and delivered to the Trustee the Base Indenture to provide for the issuance from time to time of the Operating Partnership’s debentures, notes or other evidences of indebtedness.

WHEREAS, Section 301 of the Base Indenture provides that by means of a supplemental indenture the Operating Partnership may create one or more series of the Operating Partnership’s debt securities and establish the form, terms and provisions thereof.

WHEREAS, the Operating Partnership intends by this First Supplemental Indenture to (i) create a series of the Operating Partnership’s debt securities, in an initial aggregate principal amount equal to $250,000,000, entitled “5.625% Senior Notes due 2023” (the “Notes”) and (ii) establish the form and the terms and provisions of the Notes.

WHEREAS, all acts and things necessary to make the Notes, when executed by the Operating Partnership and the Guarantors and completed, authenticated and delivered by the Trustee as provided in the Base Indenture and this First Supplemental Indenture, the valid and binding obligations of the Operating Partnership and the Guarantors and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Capitalized terms used but not otherwise defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Operating Partnership, in its sole discretion, may classify such transaction and only be required to include such transaction in one category of permitted transactions or listed exceptions.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional Interest” means additional interest owed to the Holders with respect to the Notes.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Operating Partnership and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (without taking into account Unrestricted Subsidiaries); provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1) the net income (or loss) of any Person, other than the Operating Partnership or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Operating Partnership or any of its Restricted Subsidiaries by such Person during such period;

(2) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3) any after-tax gains or losses attributable to Asset Sales;

(4) any after-tax gains or losses from the extinguishment of debt including gains and losses from the termination of Interest Rate Agreements;

(5) all extraordinary gains and extraordinary losses;

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) any non-cash goodwill or intangible asset impairment charges or tangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R, 142, or 144, as applicable; and

(8) all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries, prepared in conformity with GAAP; and

(2) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at June 15, 2018, as set forth in Section 3.01 plus (2) all required interest payments due on such Note through June 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.

“Asset Acquisition” means:

(1) an investment by the Operating Partnership or its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Operating Partnership or any of its Restricted Subsidiaries; or

(2) an acquisition by the Operating Partnership or any of its Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Operating Partnership or any of its Restricted Subsidiaries, other than to the Operating Partnership or another Restricted Subsidiary, of:

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

(2) all or substantially all of the assets that constitute a division or line of business of the Operating Partnership or any of its Restricted Subsidiaries.

“Asset Period” has the meaning assigned to such term in Section 4.09.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Operating Partnership or any of its Restricted Subsidiaries to any Person other than the Operating Partnership or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Operating Partnership or any of its Restricted Subsidiaries; or

(3) any other property and assets of the Operating Partnership or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) and, in each case, that is not governed by Section 5.02;

provided that “Asset Sale” shall not include:

(a)	sales or other dispositions of property or assets (including leases of real estate assets) in the ordinary course of business of the Operating Partnership or such Restricted Subsidiary;

(b)	sales or other dispositions of inventory, receivables and other current assets;

(c)	sales, transfers or other dispositions of assets with a Fair Market Value, or involving net proceeds to the Operating Partnership or a Restricted Subsidiary, not in excess of $25 million in any transaction or series of related transactions;

(d)	sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would satisfy the requirements set forth in Section 4.09;

(e)	the sale or other disposition of cash or Temporary Cash Investments;

(f)	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(g)	a Restricted Payment or Permitted Investment that is permitted by Section 4.05;

(h)	the exchange of assets, provided that (x) the Board of Directors of the Operating Partnership has determined in good faith that the Fair Market Values of the exchanged assets are approximately equal and (y) at least 75% of the consideration for such exchange constitutes assets or other property of a kind useful to or usable by the Operating Partnership or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided that any cash consideration shall constitute Net Cash Proceeds subject to Section 4.09;

(i)	the creation and existence of a Lien not prohibited by the Indenture and the sale or other disposition of assets pursuant to, or as a result of, foreclosure of any such Lien;

(j)	the sale or other disposition of damaged, worn out or other obsolete property in the ordinary course of business; or

(k)	trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying:

(A)	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(B)	the amount of such principal payment; by

(2) the sum of all such principal payments.

“bankruptcy default” means the Events of Default specified in clauses (7) and (8) of Section 6.02.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Board of Directors” means:

(1) with respect to the Operating Partnership, its board of directors (or any duly authorized committee thereof) or, if the Operating Partnership does not have a board of directors, the board of directors (or any duly authorized committee thereof) of its general partner;

(2) with respect to the Company, its board of directors (or any duly authorized committee thereof); and

(3) with respect to any other Person, (i) if the Person is a corporation, the board of directors (or any duly authorized committee thereof) of the corporation, (ii) if the Person is a partnership, the board of directors (or any duly authorized committee thereof) of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the Board of Directors (or any duly authorized committee thereof) of its managing member, and (iv) with respect to any other Person, the board or similar body (or in each case any duly authorized committee thereof) of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Change of Control” means such time as:

(1) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Lammot J. du Pont, Hossein Fateh or any entities at least 75% of the Voting Stock of which is owned by Lammot J. du Pont and/or Hossein Fateh, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company or, other than by the Company, of the Operating Partnership;

(2) during any period of two consecutive years after the Issue Date, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Operating Partnership (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3) the Company ceases to be the general partner of the Operating Partnership.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate amount of interest expense, in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

(1) capitalized interest;

(2) (i) amortization of original issue discount with respect to (x) the Notes and (y) any other Indebtedness and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(3) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4) the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Operating Partnership or any of its Restricted Subsidiaries; and

(5) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Operating Partnership and its Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), (B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the incurrence of any Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, (C) any non-cash interest expense arising from the application of Statement of Financial

Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1, including unrealized gains or losses from Interest Rate Agreements and (D) any after-tax gains or losses from the termination of Interest Rate Agreements.

“Covenant Suspension Event” has the meaning assigned to such term in Section 4.12.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means the depositary of each Global Note, which will initially be DTC.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Operating Partnership or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the Notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes,

provided that (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.09 and Section 4.10 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Operating Partnership’s repurchase of the Notes as are required to be repurchased pursuant to Section 4.09 and Section 4.10 and (B) any Capital Stock that would not constitute Disqualified Stock but for customary put and call arrangements between joint venture partners with respect to their Capital Stock in the joint venture shall not constitute Disqualified Stock.

“DTC” means The Depository Trust Operating Partnership, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“EBITDASC” means, for any period, without duplication, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense, and to the extent not reflected in Consolidated Interest Expense but otherwise deducted in calculating Adjusted Consolidated Net Income, (i) amortization of original issue discount with respect to (x) the Notes and (y) any other Indebtedness Incurred after the Issue Date and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income (other than straight line rent and below market lease amortization), all as determined on a consolidated basis for the Operating Partnership and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDASC shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

(a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

(b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Operating Partnership or any of its Restricted Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock) of the Operating Partnership or the Company, if such proceeds are contributed as equity to the Operating Partnership.

“Event of Default” has the meaning assigned to such term in Section 6.02.

“Excess Proceeds” has the meaning assigned to such term in Section 4.09.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided that if the value of the transaction exceeds $10 million, such determination will be made by the principal financial officer of the Company, whose determination shall be conclusive.

“First Supplemental Indenture” has the meaning assigned to such term in the Preamble.

“Four Quarter Period” means the then most recent four fiscal quarters prior to the applicable Transaction Date for which financial information is available.

“Funds From Operations” for any period means the consolidated net income of the Operating Partnership and its Restricted Subsidiaries for such period determined in conformity with GAAP (without taking into account Unrestricted Subsidiaries) excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and amortization related to real property and other non-cash charges related to real property, after adjustments for unconsolidated partnerships and joint ventures.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.” All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” has the meaning set forth in Section 4.07.

“Guarantors” means the Company and the Subsidiary Guarantors, collectively.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements;

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that Indebtedness shall not include any obligations evidenced by bonds, debentures, notes or other similar instruments with respect to which an irrevocable notice of redemption has been delivered to the trustee therefor or the holders thereof.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(a) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

(b) Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” has the meaning assigned to such term in the Preamble.

“interest,” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(i) the aggregate amount of EBITDASC for the Four Quarter Period; to

(ii) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Operating Partnership or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Interest Payment Date” has the meaning assigned in Section 2.03(b).

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Capital Stock (or any other Investment), held by the Operating Partnership or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05:

(a) “Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Operating Partnership or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(b) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Operating Partnership or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(c) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Leverage Ratio” means, on any date, the ratio of (i) the aggregate amount of, without duplication, Indebtedness of the Operating Partnership and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, to (ii) the aggregate amount of EBITDASC of the Operating Partnership and its Restricted Subsidiaries for the Four Quarter Period, calculated on a pro forma basis in the manner set forth in the definition of “Interest Coverage Ratio.”

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Line of Credit” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale, the proceeds received by the Operating Partnership or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent the assets sold are financed or sold with recourse to the Operating Partnership or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of:

(a) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;

(b) provisions for all taxes actually paid or payable, as reasonably determined by the Operating Partnership, as a result of such Asset Sale by the Operating Partnership and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Operating Partnership and its Restricted Subsidiaries if the Operating Partnership and each Restricted Subsidiary in which the Operating Partnership owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

(c) distributions to the Company in order for the Company to pay a capital gain dividend in respect of such Asset Sale;

(d) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

(e) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

(f) any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, however, that upon any release of funds from such escrow, Net Cash Proceeds will be increased by any portion of such funds that are released to the Operating Partnership or any Restricted Subsidiary;

(g) amounts reserved by the Operating Partnership and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(h) any payments required under Tax Protection Agreements as a result of such Asset Sale; and

(2) with respect to any issuance or sale of Capital Stock, for purposes of Section 4.05, the proceeds of such issuance or sale received by the Operating Partnership or any Restricted Subsidiary in the form of cash or cash equivalents, and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means a Guarantee of the Notes.

“Offer to Purchase” has the meaning set forth in Section 3.04.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 24, 2007, by and among the partners named therein.

“Permitted Investment” means:

(1) an Investment in the Operating Partnership or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Operating Partnership or any of its Restricted Subsidiaries; provided that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Operating Partnership or any of its Restricted Subsidiaries on the date of such Investment;

(2) cash or Temporary Cash Investments;

(3) one or more Investments in a Permitted Joint Venture in an amount not to exceed 10% of Total Assets at any one time outstanding;

(4) Investments in Permitted Mortgage Investments in an amount not to exceed 2% of Total Assets at any time outstanding;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 or any disposition of assets or rights not constituting an Asset Sale by reason of the threshold contained in the definition thereof;

(7) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8) any Investment of the Operating Partnership or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

(9) Guarantees of Indebtedness permitted to be Incurred by the primary obligor pursuant to Section 4.02;

(10) Investments in respect of Currency Agreements and Interest Rate Agreements; and

(11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (11), does not exceed 7.5% of Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by the Operating Partnership and/or any of its Restricted Subsidiaries if (A) such Person is engaged in business related to that of the Operating Partnership, the Company or any Restricted Subsidiary and (B) the Operating Partnership or any Restricted Subsidiary has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of wholesale data centers.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Operating Partnership or a Restricted Subsidiary in which the Operating Partnership owns less than 100% of the Equity Interests equal to the amount of federal, state and local income taxes, as reasonably determined by the Operating Partnership, that the Operating Partnership or Restricted Subsidiary would have been required to pay with respect to such year if the Operating Partnership or Restricted Subsidiary were and always had been taxable as a corporation or a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case calculated at the highest marginal rate that would be applicable to such entity with respect to such year.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust (including a real estate investment trust) or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Operating Partnership, the Operating Partnership may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Reference Period” has the meaning set forth in the definition of “Interest Coverage Ratio”.

“Regular Record Date” has the meaning assigned to such term in Section 2.03(b).

“Reinstatement Date” has the meaning set forth in Section 4.12.

“Restricted Payment” has the meaning assigned to such term in Section 4.05.

“Restricted Subsidiary” means any Subsidiary of the Operating Partnership other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property or other assets of the Operating Partnership or any of its Restricted Subsidiaries.

“Significant Subsidiary” means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

(1) for the most recent fiscal year of the Operating Partnership, accounted for more than 10% of the consolidated revenues of the Operating Partnership and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Operating Partnership and its Restricted Subsidiaries, all as set forth in the most recently available consolidated financial statements thereof for such fiscal year.

“S&P” means Standard & Poor’s and its successors.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a non-Guarantor Restricted Subsidiary is the obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor.

“Subsidiary Guarantor” means each of the Subsidiary Guarantors identified as such on the signature page to the Indenture and thereafter any other Restricted Subsidiary that executes a Subsidiary Guarantee in compliance with Section 4.07, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

“Suspension Period” has the meaning set forth in Section 4.12.

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 24, 2007, by and among the Company, the Operating Partnership, Safari Ventures LLC, Rhino Interests LLC, Quill Ventures LLC, Lemur Ventures LLC, Meerkat Interests LLC and Grizzly Interests LLC.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Operating Partnership) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition;

(7) repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (2) of this definition; and

(8) instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Total Assets” means the sum of:

(1) Undepreciated Real Estate Assets; and

(2) all other assets of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles).

“Total Unencumbered Assets” as of any date means the sum of:

(1) those Undepreciated Real Estate Assets, excluding any Undepreciated Real Estate Assets of a non-Guarantor Subsidiary, not securing any portion of Secured Indebtedness; and

(2) all other assets (but excluding intangibles) of the Operating Partnership and the Subsidiary Guarantors not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP but excluding any other assets (including intangibles) of a non-Guarantor Subsidiary.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Operating Partnership or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in Article 5, the day on which such transaction is to be consummated.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2018; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the gross book value of real estate assets of the Operating Partnership and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Units” means the limited partnership units of the Operating Partnership, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of the Company are redeemable for cash or Common Stock of the Company.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Operating Partnership that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Operating Partnership may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Operating Partnership) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Operating Partnership or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

(a) any Guarantee by the Operating Partnership or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Operating Partnership or its Restricted Subsidiary at the time of such designation;

(b) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05; and

(c) if applicable, the Incurrence of Indebtedness and the Investment referred to in (a) of this proviso would be permitted under Section 4.02 and Section 4.05.

The Board of Directors of the Operating Partnership may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

ARTICLE 2

THE NOTES

Section 2.01. Creation of Notes. In accordance with Section 301 of the Base Indenture, the Operating Partnership hereby creates the Notes as a separate series of its debt securities, entitled “5.625% Senior Notes due 2023,” issued pursuant to the Indenture. The Notes shall initially be limited to an aggregate principal amount equal to $250,000,000, subject to the exceptions set forth in Section 301(2) of the Base Indenture and Section 2.03(e) hereof.

Section 2.02. Form of Notes. The Notes will be issued in the form of one or more permanent fully registered global securities (the “Global Note”) that will be deposited with, or on behalf of the Depository, and registered in the name of the Depository or its nominee, as the case may be, subject to Section 305 of the Base Indenture. So long as the Depository, or its nominee, is the registered owner of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

Section 2.03. Terms and Provisions of Notes. The Notes shall be governed by all of the terms and provisions of the Base Indenture, as supplemented by this First Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

(a) The Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any higher integral multiple of $1,000. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.

(b) All payments of principal, premium, if any, and interest in respect of the Global Notes will be made by the Operating Partnership in immediately available funds to the Depository or its nominee, as the case may be, as the Holder of each of the Global Notes. The notes will mature on June 15, 2023. The notes will bear interest from and after June 9, 2015 at a rate of 5.625% per annum. Interest on the Notes will be payable semi-annually in cash on each June 15 and December 15, commencing December 15, 2015 (each, an “Interest Payment Date”), to the persons who are registered Holders at the close of business on June 1 and December 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 9, 2015.

(c) There shall be no sinking fund payments for the Notes.

(d) The Operating Partnership initially appoints DTC to act as Depository with respect to the Global Notes.

(e) The Operating Partnership may, from time to time, without the consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first Interest Payment Date and the initial interest accrual date, and with the same CUSIP number as the existing Notes so long as such additional Notes are fungible for U.S. federal income tax purposes with the existing Notes.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. The Notes will be redeemable at the option of the Operating Partnership, in whole or in part, at any time, and from time to time, on and after June 15, 2018 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption:

Year	Redemption Price
2018	104.219%
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

At any time prior to June 15, 2018, the Operating Partnership may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Trustee shall have no obligation to calculate either the Applicable Premium or the Treasury Rate used in the calculation of the Applicable Premium.

Section 3.02. Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2018, the Operating Partnership may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price of 105.625% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption; provided that:

(1) at least 65% of the principal amount of the Notes originally issued under the Indenture on the Issue Date remain outstanding immediately after such redemption; and

(2) the Operating Partnership makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Section 3.03. Method and Effect of Redemption. Section 1103 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“In the event that the Operating Partnership chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

subject, in each case, to DTC procedures for Global Notes where the Depositary is DTC.

No Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee will notify the Operating Partnership promptly of the Notes or portions of Notes to be called for redemption. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be delivered by the Operating Partnership, or at the Operating Partnership’s request, by the Trustee, in the name and expense of the Operating Partnership, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address; provided, that at least 45 days notice must be provided to the Trustee, unless a shorter period is agreed to in advance by the Trustee. Unless the Operating Partnership defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.”

Section 3.04. Offer to Purchase. This section sets out rules governing Offers to Purchase made pursuant to Section 4.09 and Section 4.10. “Offer to Purchase” means an offer to purchase Notes by the Operating Partnership, from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (“Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Operating Partnership defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, in connection with an Offer to Purchase, the Operating Partnership shall

•	accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

•	promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Operating Partnership.

The Trustee shall not have any duty to determine the amount to be deposited in connection with an Offer to Purchase.

The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Operating Partnership shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Operating Partnership shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Operating Partnership is required to repurchase Notes pursuant to an Offer to Purchase.

ARTICLE 4

COVENANTS

Section 4.01. Maintenance of Office or Agency. Section 1002 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“The Operating Partnership will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Operating

Partnership in respect of the Notes and the Indenture may be served. The Operating Partnership hereby initially designates the office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 as such office of the Operating Partnership. The Operating Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Operating Partnership fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Operating Partnership may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Operating Partnership will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.”

Section 4.02. Limitation on Indebtedness.

(1) The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP would be greater than 60% of Adjusted Total Assets.

(2) The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis would be greater than 40% of Adjusted Total Assets.

(3) The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Operating Partnership or any Restricted Subsidiary may Incur Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(4) Notwithstanding paragraphs (1), (2) or (3), the Operating Partnership or any of its Restricted Subsidiaries may Incur each and all of the following:

(A) Indebtedness, Incurred after the Issue Date, outstanding under any Line of Credit at any time in an aggregate principal amount not to exceed $800 million, less any amount of such Indebtedness under any Line of Credit permanently repaid as provided under Section 4.09;

(B) Indebtedness owed to:

(i)	the Operating Partnership or a Guarantor evidenced by an unsubordinated promissory note; or

(ii)	any other Restricted Subsidiary, provided that if the Operating Partnership or any Guarantor is an obligor, the Indebtedness is subordinated to the Notes;

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Operating Partnership or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C) Indebtedness outstanding as of the Issue Date (other than Indebtedness pursuant to clause (A) of this paragraph (4));

(D) Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund such outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B), (E), (H), and (I) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that ranks subordinate in right of payment to, the Notes shall be permitted under this clause (D) only if:

(i)	such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

(ii)	such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided, further that in no event may Indebtedness of the Operating Partnership or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

(E) Indebtedness:

(i)	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(ii)	constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or self-insurance obligations; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(iii)	arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 30 days of Incurrence;

(iv)	under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Operating Partnership or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

(v)

arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Operating Partnership or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Operating Partnership or any of its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(F)	Indebtedness including Capital Leases, mortgage financings or purchase money obligations, Incurred after the Issue Date and no later than 365 days after the date of purchase or completion of construction for the purpose of financing all or any part of the purchase price or cost of the design, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets, provided that the principal amount of any Indebtedness Incurred pursuant to this clause (F), including all refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause, may not exceed 7.5% of Total Assets in the aggregate at any time outstanding;

(G)	Indebtedness of the Operating Partnership to the extent the net proceeds thereof are promptly:

(i)	used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(ii)	used to redeem all the Notes as described above pursuant to Section 3.01;

deposited	to defease or discharge the Notes pursuant to Section 8.01, Section 8.03 or Section 8.04;

(H) Guarantees of the Notes and Guarantees of Indebtedness of the Operating Partnership or any Guarantor by any of its Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;

(I) Additional Indebtedness, Incurred after the Issue Date, of the Operating Partnership and its Restricted Subsidiaries not to exceed 7.5% of Total Assets in the aggregate at any time outstanding; and

(J) Indebtedness represented by the Notes, the Guarantees and the Indenture in the principal amount of Notes to be issued on the Issue Date.

(5) Notwithstanding any other provision of this Section 4.02, the maximum amount of Indebtedness that the Operating Partnership or any of its Restricted Subsidiaries may Incur pursuant to this Section 4.02 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6) For purposes of determining any particular amount of Indebtedness under this Section 4.02, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this Section 4.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Operating Partnership, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Operating Partnership may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.02.

Section 4.03. Maintenance of Total Unencumbered Assets. The Operating Partnership and the Subsidiary Guarantors will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and the Subsidiary Guarantors on a consolidated basis.

Section 4.04. Limitation on Sale and Leaseback Transactions. The Operating Partnership will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

(1) the Operating Partnership or the Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.02, in which case, the corresponding Indebtedness will be deemed Incurred pursuant to Section 4.02, and

(2) the Operating Partnership or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Cash Proceeds received from such sale in accordance with Section 4.09.

Section 4.05. Limitation on Restricted Payments. (a) The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Operating Partnership or any of its Restricted Subsidiaries, other than:

(A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

(B) pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, the Operating Partnership or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Operating Partnership or any of its Restricted Subsidiaries; or

(3) make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries that is subordinated in right of payment to the Notes (other than (A) with respect to intercompany Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries or (B) a payment, redemption, repurchase, defeasance or other acquisition or retirement made in anticipation of satisfying a scheduled payment of principal on a Stated Maturity of such Indebtedness within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement; or

(4) make an Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Operating Partnership could not Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of Section 4.02; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined as the Fair Market Value thereof in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after the Issue Date would exceed the sum of:

(i)	95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Operating Partnership or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial information is available, less the cumulative amount of Restricted Payments made relying upon the exception for Restricted Payments made from cumulative Funds From Operations set forth in clause (C)(i) of Section 4.05(a) in the Indenture dated September 24, 2013 under which the 5.875% Senior Notes due 2021 of the Operating Partnership were issued, plus

(ii)	the aggregate Net Cash Proceeds received by the Operating Partnership after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Operating Partnership, including an issuance or sale permitted by the Indenture of Indebtedness of the Operating Partnership for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Operating Partnership, or from the issuance to a Person who is not a Subsidiary of the Operating Partnership of any options, warrants or other rights to acquire Capital Stock of the Operating Partnership (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable for cash at the option of the holder, or are required to be redeemed for cash, prior to the Stated Maturity of the Notes), plus

(iii)

an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Operating Partnership or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Operating Partnership and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus

(iv)	the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of the Operating Partnership subsequent to the Issue Date provided that any payments of bona fide obligations of the Operating Partnership or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligations with respect thereto.

(b) Notwithstanding the foregoing, the Operating Partnership and any Restricted Subsidiary may declare or pay any dividend or make any distribution to the Company to fund a dividend or distribution by the Company (and make any corresponding distributions to the Operating Partnership’s partners other than the Company), so long as the Company believes in good faith that the Company qualifies as a real estate investment trust under the Code and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain the Company’s status as a real estate investment trust under the Code for any calendar year or to enable the Company to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the Company to its shareholders, with such distribution to be made as and when determined by the Company, whether during or after the end of, the relevant calendar year, if no Event of Default shall have occurred and be continuing.

(c) The foregoing provisions shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.05(a);

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (D) of paragraph (4) of Section 4.02;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock);

(4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Operating Partnership which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock);

(5) the retirement of Units upon the conversion of such Units to Capital Stock of the Company;

(6) payments or distributions to dissenting holders of Common Stock of the Operating Partnership or dissenting stockholders of the Company pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 or, with respect to the Company, Section 5.03;

(7) the payment of cash (i) in lieu of the issuance of fractional shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Operating Partnership and (ii) in lieu of the issuance of whole shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Operating Partnership in an aggregate amount not to exceed $10 million;

(8) the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Operating Partnership or the Company in connection with the administration of their equity compensation programs in the ordinary course of business;

(9) (i) the redemption, repurchase or other acquisition or retirement of any Capital Stock of the Operating Partnership, or any Restricted Subsidiary from any director, officer or employee of the Operating Partnership, the Company or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (9)(i) not to exceed $10.0 million in any twelve-month period; or (ii) payment of cash upon redemption of Units; provided that (a) upon receipt of a Unit redemption notice, the Company would otherwise be permitted not to use its shelf registration statement but for the expiration of the 90 day aggregate black out period under the terms of Section 8.7(b)(ii) of the Partnership Agreement, or the redemption shelf is otherwise unavailable to the Company to issue redemption shares thereunder due to laws and regulations, (b) such payment is not made in respect of any Units beneficially owned by any of Lammot J. du Pont, Hossein Fateh or any member of the Board of Directors of the Operating Partnership and (c) the aggregate amount of cash paid upon redemption of Units pursuant to this clause (9)(ii) does not exceed $10.0 million;

(10) declaration or payment of any cash dividend or other cash distribution in respect of Capital Stock of the Operating Partnership or any of its Restricted Subsidiaries constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by paragraph (3) of Section 4.02 shall be greater than or equal to 2.0 to 1.0 after giving effect to such payment;

(11) additional Restricted Payments in an aggregate amount not to exceed 7.5% of Total Assets;

(12) the repayment, defeasance, redemption, repurchase or other acquisition of Indebtedness of the Operating Partnership that is subordinated in right of payment to the Notes or Disqualified Stock of the Operating Partnership (a) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Subsidiary) of, the Disqualified Stock of the Operating Partnership, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value;

(13) the declaration and payment of dividends or distributions by the Operating Partnership to, or the making of loans to, the Company in amounts required for the Company to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; (b) customary salary, bonus and other benefits payable to officers, directors and employees of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Operating Partnership and its Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the Company being a public company; (c) general corporate operating and overhead costs and expenses of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Operating Partnership and its Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the Company being a public company; and (d) fees and expenses other than to Affiliates of the Operating Partnership related to any successful or unsuccessful financing transaction or equity offering; or

(14) Permitted Tax Payments;

provided that, in the case of clauses (9), (10) and (11), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2), (3), (4), (5), (6), (8), (11) and (12) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (4)(C) of Section 4.05(a) have been met with respect to any subsequent Restricted Payments.

Section 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in Section 4.06(b), the Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Operating Partnership or any of its Restricted Subsidiaries,

(2) pay any Indebtedness owed to the Operating Partnership or any other Restricted Subsidiary,

(3) make loans or advances to the Operating Partnership or any other Restricted Subsidiary, or

(4) transfer its property or assets to the Operating Partnership or any other Restricted Subsidiary.

(b) Section 4.10(a) shall not restrict any encumbrances or restrictions:

(1) existing on the Issue Date in the Indenture and any other agreement in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted or not prohibited under the Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3) existing under or by reason of applicable law, the Indenture, the Notes and the Guarantees;

(4) existing with respect to any Person, or the property or assets of such Person acquired by the Operating Partnership or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(5) in the case of Section 4.06(a)(4):

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Operating Partnership or any Restricted Subsidiary not otherwise prohibited by the Indenture;

(C) existing under or by reason of purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property; or

(D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Operating Partnership or any Restricted Subsidiary in any manner material to the Operating Partnership and its Restricted Subsidiaries taken as a whole;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

(7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Operating Partnership determines that any such encumbrance or restriction will not materially affect such Persons’ ability to make principal or interest payments on the Notes;

(8) existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) customary provisions contained in joint venture agreements entered into in the ordinary course of business;

(10) contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(11) contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis; or

(12) in connection with and pursuant to permitted extensions, refinancings thereof, or as renewals or replacements of restrictions imposed pursuant to clauses (1) through (11) of Section 4.10(b); provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

(c) Nothing contained in this Section 4.06 shall prevent the Operating Partnership or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Operating Partnership or its Restricted Subsidiaries that secure Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries.

Section 4.07. Limitation on Guarantees by Restricted Subsidiaries. The Operating Partnership will not permit any of its Restricted Subsidiaries (including a newly created or acquired one), directly or indirectly, to Guarantee any Indebtedness of the Operating Partnership or any Restricted Subsidiary (“Guaranteed Indebtedness”), unless:

(1) if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten (10) Business Days; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Operating Partnership or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

(a) ranks equally in right of payment with the Notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

(b) is subordinate in right of payment to the Notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee.

Section 4.08. Limitation on Transactions with Affiliates. The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Operating Partnership or any of its Restricted Subsidiaries, in each case involving consideration in excess of $10 million (in one transaction or a series of related transactions), except upon fair and reasonable terms no less favorable to the Operating Partnership or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions for which the Operating Partnership delivers to the Trustee a Board Resolution of the Operating Partnership approved by a majority of the independent members of the Board of Directors;

(2) any transaction solely among the Company, the Operating Partnership and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(3) any payments or other transactions pursuant to any tax-sharing agreement between the Operating Partnership and the Company or other Person with which the Operating Partnership files a consolidated tax return or with which the Operating Partnership is part of a consolidated group for tax purposes;

(4) any Restricted Payments or Permitted Investments not prohibited by Section 4.05;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Operating Partnership and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) director’s fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Operating Partnership or any of its Restricted Subsidiaries with officers, directors and employees of the Company, the Operating Partnership or its Restricted Subsidiaries that are Affiliates of the Operating Partnership or its Restricted Subsidiaries and the payment of compensation to such officers, directors and employees (including amounts paid or securities issued pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreement has been approved by the Board of Directors;

(7) commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Company, the Operating Partnership or any of its Restricted Subsidiaries;

(8) sales of Equity Interests (other than Disqualified Stock) of the Operating Partnership to Affiliates;

(9) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(10) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate transaction solely because the Operating Partnership or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity; or

(11) any merger, consolidation or reorganization of the Operating Partnership or a Restricted Subsidiary (otherwise permitted by the Indenture) with or into a Restricted Subsidiary solely for the purpose of changing the domicile of the Operating Partnership or a Restricted Subsidiary.

Section 4.09. Limitation on Asset Sales. The Operating Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the Operating Partnership or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2) at least 75% of the consideration received consists of cash or Temporary Cash Investments or a combination of both; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided, further that, for purposes of this clause (2) the amount of the following will be deemed to be cash:

(a) any liabilities, as shown on the Operating Partnership’s or such Restricted Subsidiary’s most recent balance sheet, of the Operating Partnership or any such Restricted Subsidiary’s (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary, only to the extent of the reduction in the amount of such liabilities on the Operating Partnership’s consolidated balance sheet;

(b) any securities, evidences of Indebtedness or other obligations received by the Operating Partnership, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Operating Partnership, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Operating Partnership, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within one-hundred eighty (180) days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 180-day period); and

(c) any Designated Non-cash Consideration received by the Operating Partnership or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $25 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In the event that the Net Cash Proceeds received by the Operating Partnership or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Issue Date in any period of twelve consecutive months (the “Asset Period”) exceeds 1% of Total Assets (determined as of the date closest to the commencement of the Asset Period for which a consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries is available), then within twelve (12) months after the date Net Cash Proceeds exceed 1% of Total Assets as described above, the Operating Partnership shall or shall cause the excess amount to be applied to:

(A) permanently reduce Secured Indebtedness of the Operating Partnership or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than the Company, the Operating Partnership or any of its Restricted Subsidiaries;

(B) make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary, or a Person that becomes a Restricted Subsidiary upon such an Investment, having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Operating Partnership or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the date of such agreement);

(C) prepay, repay, redeem or purchase any notes or other pari passu Indebtedness of the Operating Partnership or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Company, the Operating Partnership or any Subsidiary of the Operating Partnership or any other Affiliate of the Operating Partnership; provided, that if the Operating Partnership or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such notes or pari passu Indebtedness, the Operating Partnership shall equally and ratably reduce obligations under the notes as provided under Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase pursuant to this Section 4.09) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest;

(D) fund all or a portion of an optional redemption of the notes pursuant to Section 3.01; or

(E) undertake any combination of the foregoing.

Pending the application of any such Net Cash Proceeds as described above, the Operating Partnership may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”. If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.09 totals more than $25 million, the Operating Partnership must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Indebtedness plus, in each case, accrued interest and Additional Interest (if any) to the Payment Date.

If the aggregate principal amount of the Notes and the other Indebtedness that is pari passu with the Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the Notes and the other Indebtedness that is pari passu with the Notes will be purchased on a pro rata basis based on the principal amount of the Notes and the other Indebtedness that is pari passu with the Notes tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds.

Section 4.10. Repurchase of Notes Upon a Change of Control. (a) Unless the Operating Partnership has previously or concurrently delivered a redemption notice with respect to all existing Notes pursuant to Section 3.01 and all conditions precedent applicable to such redemption notice have been satisfied, the Operating Partnership must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest and Additional Interest (if any) to the Payment Date.

(b) The Operating Partnership will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Operating Partnership and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary in the Indenture, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

(c) The Operating Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Operating Partnership will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

Section 4.11. SEC Reports and Reports to Holders. (a) Whether or not the Operating Partnership or the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company must provide the Trustee and Holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Operating Partnership or the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Operating Partnership’s and the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Operating Partnership and the Company were required to file such reports,

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or any successor system or on the Operating Partnership’s or the Company’s website within the applicable time period.

(b) In addition, whether or not required by the Commission, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.11(a) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Operating Partnership and the Company will make the information and reports available to securities analysts and prospective investors upon request. If the Operating Partnership had any Unrestricted Subsidiaries during the relevant period, the Operating Partnership will also provide to the Trustee and the Holders information sufficient to ascertain the financial condition and results of operations of the Operating Partnership and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

(c) Notwithstanding anything herein to the contrary, the Operating Partnership and the Company will not be deemed to have failed to comply with any provision of the reporting covenant in Section 4.11(b) for purposes of clause (4) of Section 6.02 as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

(d) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(e) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Operating Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.12. Suspension of Covenants. (a) For so long as (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and conditioned upon the Operating Partnership promptly providing the Trustee an Officers’ Certificate and an Opinion of Counsel as to the existence of a Covenant Suspension Event which identifies the date of such Covenant Suspension Event, the Operating Partnership and its Restricted Subsidiaries will not be subject to Section 4.02, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09 and clause (3) of Section 5.01 (the “Suspended Covenants”).

(b) Additionally, during such time as the above referenced covenants are suspended, the Operating Partnership will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Operating Partnership would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the covenants had been in effect for such period.

(c) If at any time the Notes’ credit rating is downgraded from an Investment Grade rating or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and will be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade rating and no Default or Event of Default is in existence); provided that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Operating Partnership or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the

Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date, if any, is referred to as the “Suspension Period.”

(d) The Operating Partnership shall deliver an Officers’ Certificate to the trustee specifying (i) if a Covenant Suspension Event has occurred and (ii) if a Reinstatement Date has occurred; provided that in no case shall such Reinstatement Date be conditioned upon the receipt of such Officers’ Certificate.

(e) Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though the covenants described under Section 4.05 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (C) of Section 4.05(a), to the extent set forth in such covenant.

(f) The Trustee shall not have any duty to monitor whether or not a Covenant Suspension Event or Reinstatement Date has occurred or ended, nor any duty to notify the noteholders of any of the foregoing.

Section 4.13. Reports to Trustee. The Operating Partnership and the Company will notify the Trustee if and when any Notes are listed on any national securities exchange and of any delisting.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01. Applicability of Article Eight of the Base Indenture. Article Eight of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in its entirety Article Eight of the Base Indenture and all references in the Base Indenture to Article Eight thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the provisions set forth in this Article 5.

Section 5.02. Consolidation, Merger and Sale of Assets by the Operating Partnership. The Operating Partnership will not merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Operating Partnership unless:

(1) the Operating Partnership shall be the continuing Person, or the Person (if other than the Operating Partnership) formed by such consolidation or into which the Operating Partnership is merged or that acquired or leased such property and assets of the Operating Partnership shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Operating Partnership on the Notes and under the Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Operating Partnership, or any Person becoming the successor obligor of the Notes, as the case may be, (x) could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of Section 4.02 or (y) has a Leverage Ratio that is no higher than the Leverage Ratio of the Operating Partnership immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) shall not apply to a consolidation or merger of one or more Restricted Subsidiaries with or into the Operating Partnership so long as, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Operating Partnership) shall be issued or distributed to the holders of Capital Stock of the Operating Partnership; and

(4) the Operating Partnership delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Operating Partnership, so long as any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any consolidation or merger or any transfer of all or substantially all of the Operating Partnership’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Operating Partnership is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every one of the Operating Partnership’s rights and powers under the Indenture with the same effect as if such successor Person had been named therein as the Operating Partnership and, except in the case of the lease or a sale or other transfer of less than all assets, the Operating Partnership shall be released from the obligations under the Notes.

Section 5.03. Consolidation, Merger and Sale of Assets by a Guarantor. No Guarantor may merge with or into any Person, or sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person (other than the Operating Partnership or another Guarantor), unless:

(A) the other Person becomes a Guarantor concurrently with the transaction; or

(B)  (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) except in the case of the Company, the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Operating Partnership or a Restricted Subsidiary) otherwise permitted or not prohibited by the Indenture.

Notwithstanding the foregoing, the Guarantee of the Notes by a Guarantor shall be automatically released as set forth in Sections 1601(c)-(d) of the Base Indenture and Section 10.04.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Applicability of Article Five of the Base Indenture. Article Five of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article Five of the Base Indenture and all references in the Base Indenture to Article Five thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the provisions set forth in this Article 6.

Section 6.02. Events of Default. An “Event of Default” occurs if

(1) there occurs a default in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(2) there occurs a default in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) there occurs a default in the performance or breach of the provisions of Section 5.01 or the failure by the Operating Partnership to make or consummate an Offer to Purchase in accordance with Section 4.09 or Section 4.10;

(4) the Operating Partnership or the Company defaults in the performance of or breaches any other covenant or agreement of the Operating Partnership or the Company in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Operating Partnership or the Company or any Significant Subsidiary having an outstanding principal amount of $35 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

(i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $35 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

(i) shall be rendered against the Operating Partnership or the Company or any Significant Subsidiary and shall not be paid or discharged; and

(ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for:

(i) relief in respect of the Operating Partnership or the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Operating Partnership or the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Operating Partnership or the Company or any Significant Subsidiary; or

(iii) the winding up or liquidation of the affairs of the Operating Partnership or Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8) the Operating Partnership or the Company or any Significant Subsidiary

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Operating Partnership or the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Operating Partnership or the Company or any Significant Subsidiary; or

(iii) effects any general assignment for the benefit of its creditors; or

(9) the Note Guarantees of Subsidiaries that in the aggregate would be a Significant Subsidiary cease, or the Company Guarantee of the Notes ceases, to be in full force and effect (other than in accordance with the terms of such Guarantees and the Indenture) or any Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Guarantee of the Notes.

Section 6.03. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Operating Partnership or the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Operating Partnership and the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest will become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Event of Default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Operating Partnership, the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If a bankruptcy default occurs with respect to the Operating Partnership or the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Operating Partnership, the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.05. Waiver of Past Defaults. Except as otherwise provided in Sections Section 6.036.03, 6.08 and 9.04, the Holders of not less than a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.06. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.07. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

        Section 6.08. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of, premium, if any, or interest on its Note on or after the Stated

Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.02 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Operating Partnership or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Operating Partnership or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Operating Partnership, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Operating Partnership, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Operating Partnership, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under the Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.16. Waiver of Stay, Extension or Usury Laws. The Operating Partnership and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Operating Partnership or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Operating Partnership and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. The first paragraph of Section 601 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act; provided, that (i) notwithstanding Section 315(a)(2) of the Trust Indenture Act, the Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated in the certificates or opinions referred to therein, and (ii) except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.”

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Applicability of Article Four of the Base Indenture. Article Four of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 8 shall, with respect to the Notes, supersede in its entirety Article Four of the Base Indenture and all references in the Base Indenture to Article Four thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 and the provisions set forth in this Article 8.

Section 8.02. Discharge of Operating Partnership’s Obligations. (a) Subject to paragraph (b), the Operating Partnership’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guarantee, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 1001 of the Base Indenture or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Operating Partnership pursuant to Section 8.06) have been delivered to the Trustee for cancellation and the Operating Partnership has paid all sums payable by it hereunder; or

(2) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Operating Partnership irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Operating Partnership is a party or by which it is bound, and

(E) the Operating Partnership delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Operating Partnership’s obligations under Section 606 of the Base Indenture will survive. After satisfying the conditions in clause (2), only the Operating Partnership’s obligations in Article 2 and Sections 8.06 and 8.07 and Sections 606, 608, 1001 and 1002 of the Base Indenture will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Operating Partnership’s obligations under the Notes and the Indenture (and each Guarantor’s obligations under its Note Guarantee) other than the surviving obligations.

Section 8.03. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Operating Partnership will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 8.06 and 8.07 and Sections 606, 608, 1001 and 1002 of the Base Indenture and each Guarantor’s obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

(1) The Operating Partnership has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes.

(2) Immediately after giving effect to the deposit referred to in clause (i) above on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or occur at any time during the 123-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Operating Partnership or any of its Restricted Subsidiaries is a party or by which the Operating Partnership or any of its Restricted Subsidiaries is bound.

(4) The Operating Partnership has delivered to the Trustee

(A) an Opinion of Counsel to the effect that beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the Operating Partnership’s exercise of its option pursuant to this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required, and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Operating Partnership Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If at such time the Notes are listed on a national securities exchange, the Operating Partnership has delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted.

(6) The Operating Partnership has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Operating Partnership’s obligations under the Indenture (nor any Guarantor’s obligations under its Note Guarantee) will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Operating Partnership’s obligations under the Notes and the Indenture (and each Guarantor’s obligations under its Note Guarantee) except for the surviving obligations specified above.

Section 8.04. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Operating Partnership’s obligations set forth in Section 4.02 through Section 4.11, inclusive, and clauses (3) and (4) of Section 5.01 will terminate and clause (3) under Section 6.01 with respect to clauses (3) and (4) of Section 5.02, clause (4) under Section 6.02 with respect to Section 4.02 through Section 4.11, inclusive, and clauses (5) and (6) under Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Operating Partnership has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.03; and

(2) the Operating Partnership has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Operating Partnership’s obligations under the Indenture will be discharged.

Section 8.05. Application of Trust Money. Subject to Section 8.06, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.02, 8.03 or 8.04, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.06. Repayment to Operating Partnership. Subject to Sections 8.02, 8.03 and 8.04 and Section 608 of the Base Indenture the Trustee will promptly pay to the Operating Partnership upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Operating Partnership upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Operating Partnership publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Operating Partnership. After payment to the Operating Partnership, Holders entitled to such money must look solely to the Operating Partnership for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.07. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.02, 8.03 or 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Operating Partnership’s and the Guarantor’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Operating Partnership or a Guarantor makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Applicability of Article Nine of the Base Indenture. Article Nine of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 9 shall, with respect to the Notes, supersede in its entirety Article Nine of the Base Indenture and all references in the Base Indenture to Article Nine thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 9 and the provisions set forth in this Article 9.

Section 9.02. Amendments Without Consent of Holders. The Operating Partnership, the Company and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees without notice to or the consent of any Noteholder

(1) to cure any ambiguity, defect, omission or inconsistency in the Indenture or the Notes;

(2) to comply with Article 5 herein;

(3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(7) to provide for the issuance of additional Notes in accordance with the terms of the Indenture;

(8) to conform any provision of the Indenture to the “Description of the Notes” section contained in the Preliminary Prospectus Supplement relating to the Notes dated June 2, 2015 as superseded, to the extent inconsistent, by the Pricing Term Sheet dated June 4, 2015; or

(9) to make any other change that does not materially and adversely affect the rights of any Holder.

Section 9.03. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.03, 6.05, 6.08 or Section 9.03(b), the Operating Partnership, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Operating Partnership with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7) voluntarily release a Guarantor of the Notes other than in accordance with the Indenture;

(8) after the time an Offer to Purchase is required to have been made under Section 4.09 or Section 4.10 reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section 9.03 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Operating Partnership will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Operating Partnership will send supplemental indentures to Holders upon request. Any failure of the Operating Partnership to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.04. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.05. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.06. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.07. Payments for Consents. Neither the Operating Partnership nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees. The provisions of Article Sixteen of the Base Indenture shall apply to the Notes. The Guarantors hereto hereby agree to perform all of the obligations and agreements of a “Guarantor” as defined in the Base Indenture.

Section 10.02. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article 10 and Article Sixteen of the Base Indenture, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.03. Execution and Delivery of Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture substantially in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in the Indenture on behalf of each Guarantor.

Section 10.04. Release of Guarantee. (a) The Note Guarantee of a Guarantor other than the Company will automatically terminate upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor, or the Capital Stock of the Guarantor such that the Guarantor is no longer a Subsidiary, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Operating Partnership or a Restricted Subsidiary) otherwise permitted or not prohibited by the Indenture,

(2) the release of the Guarantees of all other Indebtedness by such Guarantor, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the Indenture;

(3) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or

(4) defeasance or discharge of the Notes, as provided in Section 8.01, Section 8.03 or Section 8.04.

(b) The Note Guarantee of the Company will automatically terminate upon:

(1) the release of the Guarantees of all other Indebtedness by the Company, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the Indenture; or

(2) defeasance or discharge of the Notes, as provided in Section 8.02, Section 8.03 or Section 8.04.

(c) In addition, if on any date following the Issue Date, the Notes are rated Investment Grade by both Rating Agencies, and in connection therewith each Rating Agency received written information from the Operating Partnership stating that the release of all of the Guarantees will occur upon an Investment Grade rating, and no Default or Event of Default shall have occurred and be continuing under the Indenture on the date of such release, then, beginning on that date, the Guarantors will be automatically released from their obligations under the Guarantees; provided that as soon as possible following a Reinstatement Date, the Company and each of the Operating Partnership’s Restricted Subsidiaries who would have been required to Guarantee the Notes but for the foregoing, shall execute and deliver a supplemental indenture to the Indenture providing for the reinstatement of the Note Guarantee by the Company and a Subsidiary Guarantee by such Restricted Subsidiary.

(d) Upon delivery by the Operating Partnership to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

Section 11.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, or with a provision of the Trust Indenture Act, which is required to be included in this First Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable. If any provision hereof modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 11.03. Governing Law. The Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.04. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Operating Partnership or any Subsidiary of the Operating Partnership, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.05. Successors. All agreements of the Operating Partnership or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 11.06. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.07. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.08. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections herein have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.09. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. Section 118 of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Operating Partnership or the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Operating Partnership, the Company or the Subsidiary Guarantors or of any successor Person thereof in their capacity as such. The waiver and release are part of the consideration for issuance of the Notes.”

Section 11.10. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Operating Partnership, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Operating Partnership of the Notes or the proceeds thereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the First Supplemental Indenture to be duly executed as of the date first written above.

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, as Issuer

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

	By:	/s/ Richard A. Montfort
	Name:	Rick Montfort
	Title	Executive Vice President General Counsel and Secretary

DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, as Guarantor

By:	/s/ Richard A. Montfort
Name:	Rick Montfort
Title	Executive Vice President General Counsel and Secretary

THE FOLLOWING PARTIES AS SUBSIDIARY GUARANTORS:

GRIZZLY EQUITY LLC, a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

GRIZZLY VENTURES LLC, a Delaware limited liability company

By:	Grizzly Equity LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

LEMUR PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

PORPOISE VENTURES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

RHINO EQUITY LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

TARANTULA INTERESTS LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

WHALE HOLDINGS LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

WHALE INTERESTS LLC, a Delaware limited liability company

By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

WHALE VENTURES LLC, a Delaware limited liability company

By:	Whale Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Whale Holdings LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

			By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

YAK MANAGEMENT LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

YAK INTERESTS LLC, a Delaware limited liability company

By:	Yak Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

XERES MANAGEMENT LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

XERES INTERESTS LLC, a Delaware limited liability company

By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

XERES VENTURES LLC, a Delaware limited liability company

By:	Xeres Management LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Rick Montfort
			Title	Executive Vice President General Counsel and Secretary

FOX PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort
		Name:	Rick Montfort
		Title	Executive Vice President General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

DUPONT FABROS TECHNOLOGY, L.P.

5.625% Senior Note Due 2023

CUSIP

No.	$

DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Operating Partnership”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                          DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on June 15, 2023.

Initial Interest Rate: 5.625% per annum.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2015.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes.

IN WITNESS WHEREOF, the Operating Partnership has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

DUPONT FABROS TECHNOLOGY, L.P.

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.625% Senior Notes Due 2023 designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

DUPONT FABROS TECHNOLOGY, L.P.

5.625% Senior Note Due 2023

1.	Principal and Interest.

The Operating Partnership promises to pay the principal of this Note on June 15, 2023.

The Operating Partnership promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.625% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 15, 2015.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].1 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Operating Partnership will pay interest on overdue principal, premium, if any, and interest at a rate per annum of 5.625%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Operating Partnership for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Operating Partnership will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture, dated as of June 9, 2015 (the “Base Indenture”), as supplemented by the First Supplemental

[1]	For additional Notes, if interest has been paid on the Initial Notes, the last date on which interest has been paid on the Initial Notes.

Indenture, dated as of June 9, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Operating Partnership, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Operating Partnership. The original principal amount of the Notes is $250,000,000, but the Operating Partnership may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions as the existing Notes, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first Interest Payment Date and the initial interest accrual date, and with the same CUSIP number as the existing Notes so long as such additional Notes are fungible for U.S. federal income tax purposes with the existing Notes. This Note is guaranteed as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund applicable to this Note.

If the Operating Partnership deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Operating Partnership may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 in principal amount and any higher integral multiple of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Operating Partnership or the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Operating Partnership, Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, omission or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Operating Partnership will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Operating Partnership with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Operating Partnership pursuant to Section 4.09 or Section 4.10 of the First Supplemental Indenture, check the box:

If you wish to have a portion of this Note purchased by the Operating Partnership pursuant to Section 4.09 or Section 4.10 of the First Supplemental Indenture, state the amount (in original principal amount) below:

$                                         .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:2

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,            among

DuPont Fabros Technology, L.P.,

as Issuer

the Guarantor[s] Party Hereto

and

DuPont Fabros Technology, Inc.,

as Trustee

5.625% Senior Notes due 2023

B-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,           , among DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Operating Partnership”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Operating Partnership, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of June 9, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), relating to the Operating Partnership’s 5.625% Senior Notes due 2023 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Operating Partnership agreed pursuant to the Indenture not to permit any of its Restricted Subsidiaries (including a newly created or acquired one), directly or indirectly, to Guarantee any Indebtedness of the Operating Partnership or any Restricted Subsidiary, unless such Restricted Subsidiary provided a Guarantee of the Notes (subject to limited exceptions).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 of the First Supplemental Indenture and Article Sixteen of the Base Indenture.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Operating Partnership, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, as Issuer

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

By:
Name:
Title:

[GUARANTOR[S]]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1